UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026
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UBER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38902	45-2647441
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1725 3rd Street
San Francisco, California 94158
(Address of principal executive offices, including zip code)

(415) 612-8582
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	UBER	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2026, Uber Technologies, Inc. (the “Company”) announced that Prashanth Mahendra-Rajah, Chief Financial Officer, will step down from his role on February 16, 2026. Balaji Krishnamurthy, currently Vice President, Strategic Finance, will assume the role of Chief Financial Officer on that date. Mr. Mahendra-Rajah will serve as a Senior Finance Advisor reporting to CEO Dara Khosrowshahi through July 1, 2026.
Mr. Khosrowshahi said: “I want to thank Prashanth for everything he’s done for Uber. He’s been a great partner in getting us to investment-grade status, spearheading our first share repurchase program, and steering us through several major acquisitions. We all wish him the best in an exciting new opportunity that he will share more about soon.”
He continued: “For those who don’t know Balaji, he is trusted by investors, knows Uber’s business inside and out, and is a brilliant, decisive strategist. He has worked closely with me and our management team for years, and I am thrilled for him to step up as CFO as we kick off another big year for Uber.”
Mr. Mahendra-Rajah said: “I want to express my sincere gratitude to Dara and the Uber leadership team. Uber is a once-in-a-generation company with many years of extraordinary growth ahead, and it has been a true privilege to play my part in its success. I also want to congratulate Balaji, who is a superb executive and someone who I’m confident will take Uber to the next level.”
Mr. Krishnamurthy, 41, joined Uber in 2019 and has served in a range of leadership roles at the Company, including as Vice President, Strategic Finance since 2023, and previously as Head of Investor Relations from 2020 to 2023. He said: “It’s an honor to step into this important role at such an important time for Uber. As the undisputed global mobility and delivery leader, and with significant cash flows, we have the opportunity to further solidify our place as a generational technology company.”
Mr. Mahendra-Rajah’s separation will be treated as a qualifying termination for purposes of the Company’s Amended and Restated 2019 Executive Severance Plan (the “Severance Plan”). Upon his termination of service with the Company, Mr. Mahendra-Rajah will receive the benefits and payments he is entitled to under the Severance Plan, subject to his execution of the Company’s general release of claims. This termination is not the result of any disagreements concerning financial disclosures or accounting matters.
There are no arrangements or understandings between Mr. Krishnamurthy and any other person pursuant to which Mr. Krishnamurthy was appointed as Chief Financial Officer of the Company. There are no family relationships between Mr. Krishnamurthy and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Krishnamurthy Employment Agreement
In connection with his promotion to Chief Financial Officer, Mr. Krishnamurthy entered into an employment agreement with the Company, pursuant to which he will be entitled to an annual base salary of $600,000 and will be eligible to participate in the Company’s Executive Bonus Plan. Mr. Krishnamurthy will receive (i) restricted stock unit awards of $9,375,000, subject to time-based and performance-based vesting conditions; (ii) an option to purchase $3,125,000 of the Company’s common stock, subject to a time-based vesting condition; and (iii) an additional one-time restricted stock unit award of $5,000,000, subject to a time-based vesting condition. Mr. Krishnamurthy will also be eligible to participate in the Company’s Amended and Restated 2019 Executive Severance Plan.
Item 2.02    Results of Operations and Financial Condition.
On February 4, 2026, the Company issued a press release announcing its financial results for the fourth quarter ended December 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information set forth under this Item 2.02 and in the accompanying Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as otherwise expressly stated in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press release dated February 4, 2026

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBER TECHNOLOGIES, INC.

Date: February 4, 2026	By: /s/ Dara Khosrowshahi
Dara Khosrowshahi
Chief Executive Officer